                                                                    Exhibit 99.3
                                                                          Page 8



Case Name: Aerovox, Inc.                                                                                      FORM OPR-3
Case No.:  01-14680 jnf
TRADE ACCOUNTS RECEIVABLE

                                      Total                  Current     1-30 days   31-60 days   61-90 days  over 90 days
                                      -----                  -------     ---------   ----------   ----------  ------------


Month: June 30, 2001                 $ 9,542,941             $6,438,689   $2,490,616    $846,193     $104,622   $ (337,179)
 Allowance for Doubtful Accounts        (470,686)

Month: July 28, 2001                   8,296,232              4,814,921    2,358,455     797,296      641,114     (315,554)
 Allowance for Doubtful Accounts        (489,852)

Month: August 25, 2001                 8,653,189              4,420,852    2,607,154     696,463      688,539      240,181
 Allowance for Doubtful Accounts      (1,289,852)

Month: September 29, 2001              8,252,242              3,991,003    2,384,440     790,148      489,623      597,028
 Allowance for Doubtful Accounts      (1,304,057)

Month: October 27, 2001                7,769,402              3,823,647    2,096,960     520,050      390,314      938,431
 Allowance for Doubtful Accounts      (1,327,909)

Month: December 01, 2001               7,467,141              3,805,595    2,061,948     281,455      129,529    1,188,614
 Allowance for Doubtful Accounts      (1,340,439)

Month: December 29, 2001               7,230,853              3,620,279    1,900,573     489,264       19,898    1,200,839
 Allowance for Doubtful Accounts      (1,350,439)



Please note: Days aged denotes past due, i.e. 1-30 days past due.